Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on the separate historical financial statements of First Financial Holdings, Inc. (“SCBT” or the “Company”) and old First Financial Holdings, Inc. (“FFCH” or “First Financial”) after giving effect to the merger and the issuance of SCBT common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 is presented as if the merger with FFCH had occurred on June 30, 2013.  The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2012 and the six months ended June 30, 2013 are presented as if the merger had occurred on January 1, 2012 and January 1, 2013, respectively.  The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. SCBT is the acquirer for accounting purposes. SCBT has not had sufficient time to completely evaluate the significant identifiable long-lived tangible and identifiable intangible assets of First Financial. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of First Financial to conform to the presentation in SCBT’s financial statements.

A final determination of the acquisition consideration and fair values of First Financial’s assets and liabilities will be based on the actual net tangible and intangible assets of First Financial that existed as of the date of completion of the merger, which was July 26, 2013.  Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change from those allocations used in the unaudited pro forma condensed consolidated financial statements presented below and could result in a change in amortization of acquired intangible assets and amortization or accretion other fair value adjustment.

In connection with the plan to integrate the operations of SCBT and First Financial, SCBT will incur nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities.  SCBT is not fully able to determine the timing, nature and amount of these charges as of the date of this filing.  However, these charges will affect the results of operations of SCBT and FFCH upon the completion of the merger, in the period in which they are recorded.  The unaudited pro forma condensed consolidated financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma condensed consolidated financial statements were prepared.  Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. Transaction related expenses estimated at $6.0 million are not included in the unaudited pro forma condensed consolidated income statements.

The actual amounts finally recorded for the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

•                  net cash used or generated in First Financial’s operations between the signing of the merger agreement and completion of the merger;

•                  other changes in First Financial’s net assets that occurred prior to the completion of the merger, which could cause material differences in the information presented below; and

•                  changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•                  the accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  SCBT’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in SCBT’s Annual Report on Form 10-K for the year ended December 31, 2012;

•                  First Financial’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in First Financial’s Annual Report on Form 10-K for the year ended December 31, 2012;

•                  SCBT’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2013, included in SCBT’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

•                  First Financial’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013, included in First Financial’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and as of and for the three and six months ended June 30, 2013, included in First Financial’s Current Report on Form 8-K filed on July 26, 2013;

•                  The Savannah Bancorp, Inc.’s (which we refer to as “Savannah”) separate unaudited historical consolidated financial statements and accompanying adjustments as of and for the nine months ended September 30, 2012, which have been previously filed with the SEC; and

•                  other information pertaining to SCBT, First Financial and Savannah contained in previous SEC filings.

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 presents the consolidated financial position giving pro forma effect to the following transactions as if they had occurred as of June 30, 2013:

•                  the completion of SCBT’s acquisition of FFCH, including the issuance of 7,018,274 shares (based upon the number of shares outstanding of FFCH’s common stock as of July 26, 2013 and an exchange ratio of 0.4237 shares of SCBT for one FFCH share) of SCBT’s common stock;

•                  $6.0 million in direct transaction-related cost accrued for on the First Financial closing balance sheet, including professional fees; and

•                  the conversion of outstanding First Financial Series A Preferred Stock into SCBT Series A Preferred Stock.

SCBT FINANCIAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	SCBT	First Financial
	Financial Corp.	Holdings, Inc. (FFCH)	Purchase		Pro Forma
	6/30/2013	6/30/2013	Accounting		6/30/2013
	(as reported)	(as reported)	Adjustments		Combined
ASSETS
Cash and cash equivalents:
Cash and due from banks	$157,362	$56,001	$(580)	(z)	$212,783
Interest-bearing deposits with banks	4,478	107,124	—		111,602
Federal funds sold and securities purchased under agreements to resell	274,641	—	—		274,641
Total cash and cash equivalents	436,481	163,125	(580)		599,026
Investment securities:
Securities held to maturity	12,427	14,467	1,245	(a)	28,139
Securities available for sale, at fair value	511,347	288,092	(2,946)	(a)	796,493
Other investments	7,805	19,245	—		27,050
Total investment securities	531,579	321,804	(1,701)		851,682
Loans held for sale	47,980	41,679	—		89,659
Loans:
Acquired	921,840	2,416,170	(132,359)	(b)	3,205,651
Less allowance for acquired loan losses	(31,597)	(43,227)	43,227	(b)	(31,597)
Non-acquired	2,665,595	—	—		2,665,595
Less allowance for non-acquired loan losses	(38,625)	—	—		(38,625)
Loans, net	3,517,213	2,372,943	(89,132)		5,801,024
FDIC receivable for loss share agreements	104,048	47,822	2,263	(1), (c)	154,133
Other real estate owned (OREO)	68,628	—	8,897	(2), (d)	77,525
Premises and equipment, net	109,794	83,682	(3,731)	(e)	189,745
Goodwill	100,193	—	206,367	(f)	306,560
Bank-owned life insurance	43,286	51,389	—		94,675
Mortgage servicing rights (MSRs)	—	—	17,687	(3)	17,687
Other intangible assets	23,159	7,165	26,233	(g), (h)	56,557
Deferred tax asset	37,746	—	30,777	(4), (i), (q)	68,523
Other assets	22,971	80,681	(32,284)	(5), (j)	71,368
Total assets	$5,043,078	$3,170,290	$164,796		$8,378,164

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,046,537	$439,177	$—		$1,485,714
Interest-bearing	3,136,432	2,105,691	7,040	(k)	5,249,163
Total deposits	4,182,969	2,544,868	7,040		6,734,877
Federal funds purchased and securities sold under agreements to repurchase	262,447	—	—		262,447
FHLB advances	—	233,000	21,834	(m)	254,834
Other borrowings	54,372	47,204	(1,000)	(l)	100,576
Other liabilities	26,698	37,184	646	(6), (n), (r)	64,528
Total liabilities	4,526,486	2,862,256	28,520		7,417,262

Shareholders’ equity:
Preferred stock - $.01 par value; authorized 10,000,000 shares; no shares issued and outstanding	—	1	—		1
Common stock	42,580	224	17,322	(o), (s)	60,126
Surplus (Additional paid in capital)
Paid in capital - preferred stock	—	—	64,999	(7), (p)	64,999
Paid in capital - common stock	330,563	196,252	167,575	(7), (o), (s)	694,390
Retained earnings	153,040	218,392	(220,455)	(o), (t)	150,977
Treasury stock, at cost	—	(103,563)	103,563	(o)	—
Accumulated other comprehensive (loss)	(9,591)	(3,272)	3,272	(o)	(9,591)
Total shareholders’ equity	516,592	308,034	136,276		960,902
Total liabilities and shareholders’ equity	$5,043,078	$3,170,290	$164,796		$8,378,164

Conforming reclassifications:

(1)         Represents FDIC clawback of $2.437 million reclassified from other liabilities to FDIC Receivable for loss share agreements.

(2)         Represents other real esate owned of $11.718 million reclassified from other assets.

(3)         Represents mortgage servicing rights of $17.687 million reclassified from other assets.

(4)         Represents deferred tax liability of $10.010 million recorded in other liabilities reclassified to deferred tax asset position for the combined pro forma company.

(5)         Represents OREO of $11.718 million, MSRs of $17.687 million, and deferred tax assets of $2.026 million reclassified to the respective lines.

(6)         Represents FDIC clawback of $2.437 million and deferred tax liability of $10.010 million reclassified to respective line in assets above.

(7)         Represents the amount of additional paid in capital from preferred stock of $64.720 million reclassified from paid in capital below.

Purchase Accounting Adjustments:

(z)          Adjustment reflects payment for in the money stock options and cash in lieu of fractional shares paid at closing.

(a)         Adjustment reflects marking the investment portfolio to fair value as of the acquisition date determined by using bid pricing.

(b)         Adjustment reflects the fair value adjustments based on the SCBT’s evaluation of the acquired loan portfolio, and the reversal of FFCH’s ALLL.

(c)          Adjustment reflects the fair value adjustments to the FDIC Indemnification Asset on FFCH’s covered loans and OREO.

(d)         Adjustment reflects the fair value adjustments to OREO based on the SCBT’s evaluation of the acquired OREO portfolio.

(e)          Adjustment reflects the estimated fair value adjustments to acquired premises (building and land) and equipment based on SCBT’s evaluation as of the acquisition date.

(f)           Adjustment reflects the goodwill generated as a result of the consideration paid being greater than the net assets acquired.

(g)          Adjustment reflects the recording of the core deposit intangible of $24.970 million on the acquired core deposit accounts.

(h)         Adjustment reflects the incremental intangible related to the client list of $4.548 million and the adjustment for the noncompetition intangible of $3.880 million.

(i)             Adjustment reflects the recording of the deferred tax asset generated by the net fair value adjustments (rate = 35.8%). (Includes $2.148 million deferred tax adjustment related to FFCH’s assumed liabilities of direct transaction costs and change in control accrual).

(j)            Adjustment reflects the fair value adjustment to write off the deferred issuance cost of the trust preferred securitites and AIR for loans.

(k)         Adjustment reflects fair value on interest-bearing deposits, which are expected to higher interest rates than similar deposits as of the acquisition date.

(l)             Adjustment reflects the fair value adjustment (discount) to the trust preferred securities of $1.0 million.

(m)     Adjustment reflects the fair value adjustment (premium) to the FHLB borrowings of $21.8 million.

(n)         Adjustment reflects $6.0 million in accrued transaction costs related to FFCH and an accrual of the $3.88 million in the non-compete liability.

(o)         Adjustment reflects the reversal of FFCH’s June 30, 2013 retained earnings, common stock, surplus, treasury stock and AOCI.

(p)         Adjustment reflects fair value adjustment to the preferred equity of FFCH of $279,000 (increase).

Proforma Adjustments:

(q)         Adjustment reflects deferred taxes related to SCBT’s portion of the direct transaction costs (35.8% of $3.2 million).

(r)            Adjustment reflects the accrual of SCBT’s direct transaction costs of $3.213 million.

(s)           Adjustment reflects the difference in par value of common stock from $0.01 at FFCH to $2.50 at SCBT of $17.546 million.

(t)            Adjustment for direct transaction costs of SCBT of $2.1 million, which is net of tax.

The following table summarizes the calculation of the preliminary purchase price and the allocation of the purchase price to the estimated fair value of assets and liabilities (in thousands, except per share data):

First Financial common shares converted at July 26, 2013		16,564
Price per share, based upon SCBT price of $54.34 as of July 25, 2013 close of business		$23.02
Total pro forma purchase price from common stock		$381,373
Cash in lieu of fractional shares and in the money stock options		579
First Financial preferred stock assumed		65,000
Total pro forma purchase price		$446,953

Fair value of assets acquired:
Cash and cash equivalents	$163,125
Investment securities	320,103
Loan, net and loans held for sale	2,325,490
FDIC receivable from loss share agreements	50,085
Other real estate owned	8,897
Premises & equipment	79,951
Mortgage servicing rights (MSRs)	17,687
Other intangible assets, including CDI, noncompete, and client list	33,398
Bank owned life insurance	51,389
Deferred tax asset, net	29,627
Other assets	48,397
Total assets	3,128,149
Fair value of liabilities assumed:
Deposits	2,551,908
Advances from FHLB	254,834
Other borrowings	46,204
Other liabilities	34,617
Total liabilities	2,887,563
Net assets acquired		240,586

Preliminary Pro Forma Goodwill		$206,367

The unaudited pro forma condensed combined income statement for the six months ended June 30, 2013 presents the consolidated results of operations giving pro forma effect to the following transactions as if they had occurred as of January 1, 2013:

•                  two quarters of impact of First Financial’s income statement, including pro forma amortization and accretion of estimated purchase accounting adjustments on loans, deposits, other borrowings and intangible assets;

•                  the issuance of additional SCBT common stock applying the 0.4327 exchange ratio to the weighted-average shares outstanding of First Financial in determining EPS; and

•                  the payment of two quarters’ dividend with respect to the First Financial Series A Preferred Stock.

SCBT FINANCIAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

		First Financial
	SCBTFC	Holdings, Inc. (FFCH)			Proforma
	6/30/2013	6/30/2013	Proforma		6/30/2013
	(as reported)	(as reported)	Adjustments		Combined
Interest income:
Loans, including fees	$106,199	$72,899	$226	(6)	$179,324
Investment securities:
Taxable	4,257	3,719	—		7,976
Tax-exempt	2,381	529	—		2,910
Federal funds sold and securities purchased under agreements to resell	862	238	(156)	(1)	944
Total interest income	113,699	77,385	70		191,154
Interest expense:
Deposits	3,023	6,036	(1,760)	(7)	7,299
Federal funds purchased and securities sold under agreements to repurchase	251	—	—		251
Other borrowings	1,340	6,063	(3,111)	(8)	4,292
Total interest expense	4,614	12,099	(4,871)		11,842
Net interest income	109,085	65,286	4,941		179,312
Provision for loan losses	1,239	6,794	—	(9)	8,033
Net interest income after provision for loan losses	107,846	58,492	4,941		171,279
Noninterest income:
Service charges on deposit accounts	11,497	14,504	(6,284)	(5)	19,717
Bankcard services income	8,138	—	6,284	(5)	14,422
Mortgage banking income	5,352	8,748	—		14,100
Trust and investment services income	4,752	3,749	—		8,501
Securities gains, net	—	(337)	—		(337)
Amortization of FDIC indemnification asset	(14,481)	1,321	(7,215)	(1), (3)	(20,375)
Other	2,750	2,555	—		5,305
Total noninterest income	18,008	30,540	(7,215)		41,333
Noninterest expense:
Salaries and employee benefits	46,998	32,468	—		79,466
Information services expense	6,184	—	1,979	(2)	8,163
OREO expense and loan related	5,922	3,052	—	(10)	8,974
Net occupancy expense	5,783	4,313	—		10,096
Furniture and equipment expense	4,783	4,460	—		9,243
Merger-related expense	2,823	—	—	(12)	2,823
Bankcard expense	2,400	—	1,823	(4)	4,223
FDIC assessment and other regulatory charges	2,320	1,072	—		3,392
Amortization of intangibles	2,056	960	2,062	(11)	5,078
Advertising and marketing	1,490	1,586	—		3,076
Professional fees	1,451	3,905	—		5,356
FDIC indemnification impairment	—	7,371	(7,371)	(3)	—
Other	9,116	10,019	(3,802)	(2), (4)	15,333
Total noninterest expense	91,326	69,206	(5,310)		155,223
Earnings:
Income before provision for income taxes	34,528	19,826	3,036		57,390
Provision for income taxes	11,347	6,675	1,032	(13)	19,054
Net income	23,181	13,151	2,003		38,335
Preferred stock dividends	—	1,625	—		1,625
Accretion on preferred stock discount	—	333	—	(14)	333
Net income available to common shareholders	$23,181	$11,193	$2,003		$36,377
Earnings per common share:
Basic	$1.38				$1.53
Diluted	1.36				1.52

Dividends per common share	$0.36				$0.36
Weighted-average common shares outstanding:
Basic	16,804	16,537	7,007	(15)	23,811
Diluted	16,986	16,560	7,016	(15)	24,002

Pro forma adjustments:

(1) Reclassification of interest recorded on FDIC indemnification asset ($156,000) to noninterest income to conform with SCBT practices.

(2) Reclassification of certain information service related expenses to conform to SCBT practices from other non-interest expense and F&F expense.

(3) Reclassification of FDIC indemnification impairment ($7.371 million) to non-interest income to conform with SCBT practices.

(4) Reclassification of bankcard expenses to separate line to conform to SCBT practices from other non-interest expense.

(5) Reclassification of bankcard services income to separate line to conform to SCBT practices from service charges on deposit accounts.

(6) Adjusted loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.

(7) Adjustment reflects the amortization of CD premium based upon the scheduled maturities of the related deposits.

(8) Adjustment reflects the reduction in interest expense for the amortization of the premium ($3.211 million) recorded on FHLB advances assumed at January 1, 2013.  Adjustment reflects the increase in interest expense for the amortization of the discount ($0.1 million) recorded on subordinated debt (Trust Preferreds) assumed at January 1, 2013.

(9) With acquired loans recorded at fair value, the Company would expect to significantly reduce the provision for loan losses from FFCH, however no adjustment to the historic amount of FFCH provision for loan losses is reflected in these pro formas.

(10) OREO and other foreclosed assets written down and the related carrying cost are included, and due to the recording of these assets at fair value, the SCBT would forecast significantly lower expense for this line item, however, no adjustment has been made for the historic amounts of FFCH.

(11) Adjustment reflects the annual amortization of intangibles SL over 3 yrs, 10 yrs and 15 yrs for noncompete, CDI and the client list intangible.

(12) SCBT expects to incur significant merger charges related to contract cancellations, severance, change in control and other merger related charges, however, these are not reflected in these pro forma income statements.  The merger related expense shown above was primarily from the Savannah conversion.

(13) Adjustment reflects 35.8% tax rate on additional net income.

(14) Preferred stock accretion is included, however, SCBT would expect this amount to be eliminated given the fair value of preferred stock would be valued at par (the redemption value).

(15) Adjustment reflects exchange ratio of 0.4237 multiplied times weighted average shares outstanding of FFCH for the first six months of 2013.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2012 presents the consolidated results of operations giving pro forma effect to the following transactions as if they had occurred as of January 1, 2012:

•                  full year impact of Savannah’s income statement, including pro forma amortization and accretion of purchase accounting adjustments on loans, deposits, and intangible assets;

•                  full year impact of Peoples Bancorporation’s (which we refer to as “Peoples”) income statement, including pro forma amortization and accretion of purchase accounting adjustments on loans, deposits, and intangible assets;

•                  the issuance of additional SCBT common stock applying the 0.2503 exchange ratio to the weighted-average shares outstanding of Savannah in determining EPS and 0.1413 exchange ratio to the weighted-average shares outstanding of Peoples in determining EPS;

•                  full year impact of First Financial’s income statement, including pro forma amortization and accretion of estimated purchase accounting adjustments on loans, deposits, other borrowings, and intangible assets;

•                  the issuance of additional SCBT common stock applying the 0.4237 exchange ratio to the weighted-average shares outstanding of First Financial in determining EPS; and

•                  the payment of a 5% dividend with respect to the First Financial Series A Preferred Stock.

SCBT FINANCIAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

		Peoples Bancorporation, Inc.			The Savannah Bancorp, Inc.			SCBTFC	First Financial
	SCBTFC	Period from	Adjustments		Period from	Adjustments		Pro Forma	Holdings, Inc.			Proforma
	12/31/2012	1/1/2012 to	1/1/2012 to		1/1/2012 to	1/1/2012 to		Totals for	12/31/2012	Pro Forma		12/31/2012
	(as reported)	4/24/2012	4/24/2012		12/13/2012	12/13/2012		2012 transactions	(as reported)	Adjustments		Combined
Interest income:
Loans, including fees	$174,807	$4,854	$1,232	(a)	$35,314	$1,906	(k)	$218,113	$144,150	$458	(6)	$362,721
Investment securities:
Taxable	7,577	809	—		1,681	—		10,067	11,285	—		21,352
Tax-exempt	3,947	1,298	—		214	—		5,459	1,410	—		6,869
Federal funds sold and securities purchased under agreements to resell	1,157	7	—		222	—		1,386	420	(379)	(1)	1,427
Total interest income	187,488	6,968	1,232		37,431	1,906		235,025	157,265	79		392,369
Interest expense:
Deposits	8,424	1,160	(485)	(b)	4,858	(1,455)	(l)	12,502	15,067	(3,520)	(7)	24,049
Federal funds purchased and securities sold under agreements to repurchase	451	16	—		36	—		503	—	—		503
Other borrowings	2,219	—	—		1,189	(683)	(m), (n)	2,725	13,947	(6,222)	(8)	10,450
Total interest expense	11,094	1,176	(485)		6,083	(2,138)		15,730	29,014	(9,742)		35,002
Net interest income	176,394	5,792	1,717		31,348	4,043		219,295	128,251	9,821		357,367
Provision for loan losses	13,619	210	—	(c)	11,080	—	(o)	24,909	20,136	—	(9)	45,045
Net interest income after provision for loan losses	162,775	5,582	1,717		20,268	4,043		194,386	108,115	9,821		312,322
Noninterest income:
Gains on acquisitions	—	—	—		—	—		—	13,889	—	(17)	13,889
Service charges on deposit accounts	23,815	431	—		1,299	—		25,545	30,532	—		56,077
Bankcard services income	14,173	321	—		937	—		15,431	971	—		16,402
Trust and investment services income	6,360	—	—		2,535	—		8,895	7,499	—		16,394
Mortgage banking income	12,622	238	—		225	—		13,085	17,855	—		30,940
Securities gains, net	189	1,092	—		21	—		1,302	3,374	—		4,676
Amortization of FDIC indemnification asset	(20,773)	—	—		—	—		(20,773)	—	(3,607)	(1, 3)	(24,380)
Other	4,897	874	—		704	—		6,475	2,313	—		8,788
Total noninterest income	41,283	2,956	—		5,722	—		49,961	76,433	(3,607)		122,787
Noninterest expense:
Salaries and employee benefits	76,308	2,603	—		11,380	—		90,291	61,995	—		152,286
Net occupancy expense	9,817	341	5	(e)	2,230	—		12,393	9,747	—		22,140
OREO expense and loan related	12,003	346	—	(f)	5,309	—	(p)	17,658	8,249	—	(11)	25,907
Information services expense	11,092	97	—		1,716	—		12,905	—	6,766	(2, 4)	19,671
Furniture and equipment expense	9,115	387	—		1,403	—		10,905	7,867	(2,727)	(4)	16,045
FHLB prepayment termination charge	—	—	—		—	—		—	8,525	—		8,525
Bankcard expense	4,062	—	—		32	—		4,094	—	3,415	(5)	7,509
FDIC indemnification impairment	—	—	—		—	—		—	3,986	(3,986)	(3)	—
FDIC assessment and other regulatory charges	3,875	251	—		1,708	—		5,834	3,094	—		8,928
Advertising and marketing	2,735	116	—		224	—		3,075	3,296	—		6,371
Amortization of intangibles	2,172	—	110	(d), (g)	205	1,874	(q)	4,361	1,482	4,123	(12)	9,966
Professional fees	2,681	256	—		1,028	—		3,965	7,158	—		11,123
Merger-related expense	10,214	254	—		3,357	—	(r)	13,825	—	—	(13)	13,825
Other	14,824	1,560	—		4,315	—		20,699	20,946	(7,454)	(2, 5)	34,191
Total noninterest expense	158,898	6,211	115		32,909	1,874		200,006	136,345	137		336,488
Earnings:
Income before provision for income taxes	45,160	2,327	1,603		(6,919)	2,170		44,340	48,203	6,077		98,620
Provision for income taxes	15,128	170	574	(h)	12,144	777	(s)	28,793	19,390	2,176	(14)	50,358
Net income	30,032	2,157	1,029		(19,063)	1,393		15,548	28,813	3,901		48,262
Preferred stock dividends	—	245	(245)	(i)	—	—		—	3,250	—		3,250
Accretion on preferred stock discount	—	43	(43)	(i)	—	—		—	637	—	(15)	637
Net income available to common shareholders	$30,032	$1,869	$1,317		$(19,063)	$1,393		$15,548	$24,926	$3,901		$44,375
Earnings per common share:
Basic	$2.04							$0.93	$1.51			$1.87
Diluted	2.03							0.92	1.51			1.86

Dividends per common share	$0.69							$0.69	$0.20			$0.69
Weighted-average common shares outstanding:
Basic	14,698		312	(j)		1,714	(t)	16,724	16,527	7,002	(16)	23,726
Diluted	14,796		312	(j)		1,714	(t)	16,822	16,529	7,003	(16)	23,825

Peoples adjustments:

(a) Adjusted loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.

(b) Adjustment reflects the amortization of CD premium based upon the scheduled maturities of the related deposits.

(c) With acquired loans recorded at fair value, SCBT would expect to significantly reduce the provision for loan losses from Peoples, however no adjustment to the historic amount of Peoples provision for loan losses is reflected in these pro formas.

(d) Adjustment reflects the amortization of the intangible created by noncompete agreement over 2 year period.

(e) Adjustment reflects incremental depreciation expense of assets acquired and marked up to fair value.

(f) OREO and other foreclosed assets written down and the related carrying cost are included, and due to the recording of these assets at fair value, the SCBT would forecast significantly lower expense for this line item, however, no adjustment has been made for the historic amounts of Peoples.

(g) Adjustment reflects the annual amortization of intangibles SL over 10 years for CDI.

(h) Adjustment reflects effective income tax rate of 35.8%.

(i) Adjustment reflects the reversal of preferred dividend and related accretion since preferred stock assumed redeemed at January 1, 2012.

(j) Adjustment reflects exchange ratio of 0.1413 multiplied times weighted average shares outstanding of Peoples (7.022 million shares) for the 115 days which shares would have been outstanding since January 1, 2012.

Savannah adjustments:

(k) Adjusted loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.

(l) Adjustment reflects the amortization of CD premium based upon the scheduled maturities of the related deposits.

(m) Adjustment reflects the reduction in interest expense for the repayment of FHLB advances and the note payable to Lewis Broadcasting at January 1, 2012.

(n) Adjustment for the amortization of discount recorded on Trust Preferred Securities assumed in the SAVB acquisition, $200,000.

(o) With acquired loans recorded at fair value, the Company would expect to significantly reduce the provision for loan losses from SAVB, however no adjustment to the historic amount of SAVB provision for loan losses is reflected in these pro formas.

(p) OREO and other foreclosed assets written down and the related carrying cost are included, and due to the recording of these assets at fair value, the company would forecast significantly lower expense for this line item, however, no adjustment has been made for the historic amounts of SAVB.

(q) Adjustment reflects the annual amortization of intangibles SL over 3 yrs, 10 yrs and 15 yrs for noncompete, CDI and the client list intangible.

(r) The Company expects to incur significant merger charges related to contract cancellations, severance, change in control and other merger related charges, however, these are not reflected in these pro forma income statements.

(s) Adjustment reflects 35.8% tax rate on additional net income.  During 2012, Savannah recorded a full valuation allowance of the deferred tax asset (reflected in the $12.144 million provision for income taxes). No adjustment has been reflected in this pro forma income statement.

(t) Adjustment reflects exchange ratio of 0.2503 multiplied times weighted average shares outstanding of Savannah (7.201 million shares) for the 348 days which shares would have been outstanding since January 1, 2012.

FFCH adjustments:

(1) Reclassification of interest recorded on FDIC indemnification asset to noninterest income to conform with SCBT practices.

(2) Reclassification of certain information service related expenses to conform to SCBT practices from other non-interest expense and F&F expense.

(3) Reclassification of FDIC indemnification impairment to non-interest income to conform with SCBT practices.

(4) Reclassification of information service expenses to separate line from F&F expense.

(5) Reclassification of bankcard expenses to separate line to conform to SCBT practices from other non-interest expense.

(6) Adjusted loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.

(7) Adjustment reflects the amortization of CD premium based upon the scheduled maturities of the related deposits.

(8) Adjustment reflects the increase in interest expense for the amortization of the discount ($200,000) related to FFCH trust preferred securities assumed at January 1, 2012. Adjustment reflects the decrease in interest expense related to the amortization of the premium for FHLB advances which totals $7.765 million for 2012 pro forma income statement.

(9) With acquired loans recorded at fair value, the Company would expect to significantly reduce the provision for loan losses from FFCH, however no adjustment to the historic amount of FFCH provision for loan losses is reflected in these pro formas.

(11) OREO and other foreclosed assets written down and the related carrying cost are included, and due to the recording of these assets at fair value, the SCBT would forecast significantly lower expense for this line item, however, no adjustment has been made for the historic amounts of FFCH.

(12) Adjustment reflects the annual amortization of intangibles SL over 3 yrs, 10 yrs and 15 yrs for noncompete, CDI and the client list intangible.

(13) SCBT expects to incur significant merger charges related to contract cancellations, severance, change in control and other merger related charges, however, these are not reflected in these pro forma income statements.

(14) Adjustment reflects 35.8% tax rate on additional net income.

(15) Preferred stock accretion is included, however, SCBT would expect this amount to be eliminated given the fair value of preferred stock would be valued at par (the redemption value).

(16) Adjustment reflects exchange ratio of 0.4237 multiplied times weighted average shares outstanding of FFCH (16.527 million shares) for all of 2012.

(17) Gain on acquisition is not expected to occur going  forward, however, no adjustment has been made for the historic amount of FFCH.